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                              GUARANTEE AGREEMENT

                          INGERSOLL-RAND FINANCING I

                          Dated as of March    , 1998


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
                               TABLE OF CONTENTS
                                                                          Page


                                   ARTICLE I
                        DEFINITIONS AND INTERPRETATIONS

     SECTION 1.1    Definitions and Interpretation  . . . . . . . . . . .    1

                                  ARTICLE II
                              TRUST INDENTURE ACT

     SECTION 2.1    Trust Indenture Act: Application  . . . . . . . . . .    4
     SECTION 2.2    List of Holders of Securities   . . . . . . . . . . .    4
     SECTION 2.3    Reports by the Guarantee Trustee  . . . . . . . . . .    4
     SECTION 2.4    Periodic Reports to Guarantee Trustee   . . . . . . .    4
     SECTION 2.5    Evidence of Compliance with Conditions Precedent  . .    5
     SECTION 2.6    Events of Default; Waiver   . . . . . . . . . . . . .    5
     SECTION 2.7    Event of Default; Notice  . . . . . . . . . . . . . .    5
     SECTION 2.8    Conflicting Interests   . . . . . . . . . . . . . . .    5

                                  ARTICLE III
                         POWERS, DUTIES AND RIGHTS OF
                               GUARANTEE TRUSTEE

     SECTION 3.1    Powers and Duties of the Guarantee Trustee  . . . . .    5
     SECTION 3.2    Certain Rights of the Guarantee Trustee   . . . . . .    7
     SECTION 3.3    Not Responsible for Recitals or Issuance of
                          Guarantee   . . . . . . . . . . . . . . . . . .    8

                                  ARTICLE IV
                               GUARANTEE TRUSTEE

     SECTION 4.1    Guarantee Trustee; Eligibility  . . . . . . . . . . .    8
     SECTION 4.2    Appointment, Removal and Resignation of Guarantee
                          Trustees  . . . . . . . . . . . . . . . . . . .    9

                                   ARTICLE V
                                   GUARANTEE

     SECTION 5.1    Guarantee   . . . . . . . . . . . . . . . . . . . . .    9
     SECTION 5.2    Waiver of Notice and Demand   . . . . . . . . . . . .   10
     SECTION 5.3    Obligations Not Affected  . . . . . . . . . . . . . .   10
     SECTION 5.4    Rights of Holders   . . . . . . . . . . . . . . . . .   11
     SECTION 5.5    Guarantee of Payment  . . . . . . . . . . . . . . . .   11
     SECTION 5.6    Subrogation   . . . . . . . . . . . . . . . . . . . .   11
     SECTION 5.7    Independent Obligations   . . . . . . . . . . . . . .   11

                                  ARTICLE VI
                   LIMITATION OF TRANSACTIONS; SUBORDINATION

     SECTION 6.1    Limitation of Transactions  . . . . . . . . . . . . .   11
     SECTION 6.2    Ranking   . . . . . . . . . . . . . . . . . . . . . .   12

                                  ARTICLE VII
                                  TERMINATION

     SECTION 7.1    Termination   . . . . . . . . . . . . . . . . . . . . . 12

                                 ARTICLE VIII
                                INDEMNIFICATION

     SECTION 8.1    Exculpation   . . . . . . . . . . . . . . . . . . . .   13
     SECTION 8.2    Indemnification   . . . . . . . . . . . . . . . . . .   13

                                  ARTICLE IX
                                 MISCELLANEOUS

     SECTION 9.1    Successors and Assigns  . . . . . . . . . . . . . . .   14
     SECTION 9.2    Amendments  . . . . . . . . . . . . . . . . . . . . .   14
     SECTION 9.3    Notices   . . . . . . . . . . . . . . . . . . . . . .   14
     SECTION 9.4    Benefit   . . . . . . . . . . . . . . . . . . . . . .   14
     SECTION 9.5    Governing Law.  . . . . . . . . . . . . . . . . . . .   15

                              GUARANTEE AGREEMENT

          This GUARANTEE AGREEMENT (the "Guarantee"), dated as of March   ,
1998, is executed and delivered by Ingersoll-Rand Company, a New Jersey corporation (the "Guarantor"), and "The First National Bank of Chicago", as trustee (the " Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Securities (as defined herein) of Ingersoll-Rand Financing I, a New Jersey statutory business trust (the "Issuer").

          WHEREAS, pursuant to an Amended and Restated Declaration of Trust
(the "Declaration"), dated as of March   , 1998, among the trustees of the
Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof preferred securities, liquidation amount $10 per preferred security, having an aggregate liquidation amount of
$          designated the     % Trust Originated Preferred Securities (the
"Preferred Securities") and common securities liquidation amount $10 per Common Security having an aggregate liquidation amount of $36,082,500, desig-nated the ___% Trust Originated Common Securities (the "Common Securities" and, together with the Preferred Securities, the "Securities");

          WHEREAS, as incentive for the Holders to purchase the Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

          WHEREAS, if an Event of Default (as defined in the Declaration), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under this Guarantee are subordinated to the rights of the holders of the Securities to receive Guarantee Payments under this Guarantee.

          NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Holders.

                                   ARTICLE I
                        DEFINITIONS AND INTERPRETATIONS

          SECTION 1.1     Definitions and Interpretation
                          ------------------------------
          In this Guarantee, unless the context otherwise requires:

     (a) capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

     (b) a term defined anywhere in this Guarantee has the same meaning throughout;

     (c) all reference to "the Guarantee" or "this Guarantee" are to this Guarantee as modified, supplemented or amended from time to time;

     (d) all references in this Guarantee to Articles and Sections are to Articles and Sections of this Guarantee, unless otherwise specified;

     (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee, unless otherwise defined in this Guarantee or unless the context otherwise requires; and

     (f)  a reference to the singular includes the plural and vice versa.

          "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

          "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

          "Business Day" means any day other than Saturday, Sunday or any day on which banking institutions in the City of New York, New York are authorized or required by any applicable law to close.

          "Corporate Trust Office" means the office of the Guarantee Trustee at which the corporate trust business of the Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of
execution of this Agreement is located at "       ",
______________________________________________, Attention: Corporate Trust
Administration.

          "Covered Person" means any Holder or beneficial owner of Securities.

          "Debentures" means the series of debt securities of the Guarantor
designated the     % Debentures due              , 2003 held by the
Institutional Trustee (as defined in the Declaration) of the Issuer.

          "Direction" by a person means a written direction signed: (a) if the Person is a natural person, by that Person; or (b) in any other case in the name of such Person by one or more Authorized Officers of that Person.

          "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee.

          "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Securities to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Repayment Price") with respect to Securities in respect of which the related Debentures have been redeemed by the Company upon the occurrence of a Tax Event Redemption, to the extent the Issuer has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for the Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the

"Liquidation Distribution"). If an event of default under the Indenture has occurred and is continuing, the rights of holders of the Common Securities to receive payments under this Guarantee Agreement are subordinated to the rights of holders of Securities to receive Guarantee Payments under this Guarantee.

          "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Securities; provided, however, that, in determining whether the holders of the requisite percentage of Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

          "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

          "Indenture" means the Indenture dated as of March , 1998, among the Guarantor (the "Debenture Issuer") and The Bank of New York, as trustee, and any indenture supplemental thereto pursuant to which certain debt securities of the Debenture Issuer are to be issued to the Institutional Trustee of the Issuer.

          "Majority in liquidation amount of the Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Securities, voting separately as a class, of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Securities.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Guarantee Trustee" means _______________________________, until a
Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Guarantee Trustee.

          "Responsible Officer" means, with respect to the Guarantee Trustee, any officer within the Corporate Trust office of the Guarantee Trustee, including any vice-president, any assistant vice-president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

          "Tax Event Redemption" has the same meaning as defined in Annex I to the Declaration.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                  ARTICLE II
                              TRUST INDENTURE ACT

          SECTION 2.1     Trust Indenture Act: Application
                          --------------------------------
          (a) This Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee and shall, to the extent applicable, be governed by such provisions; and

          (b) If and to the extent that any provision of this Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

          SECTION 2.2     List of Holders of Securities
                          -----------------------------
          (a) The Guarantor shall provide the Guarantee Trustee with a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such date, (i) within 1 Business Day after January 1 and July 1 of each year, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Guarantee Trustee provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b)  The Guarantee Trustee shall comply with its obligations under
Section 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

          SECTION 2.3     Reports by the Guarantee Trustee
                          --------------------------------
          Within 60 days after May 15 of each year, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by
Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

          SECTION 2.4     Periodic Reports to Guarantee Trustee
                          -------------------------------------
          The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

          SECTION 2.5     Evidence of Compliance with Conditions Precedent
                          ------------------------------------------------
          The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

          SECTION 2.6     Events of Default; Waiver
                          -------------------------
          The Holders of a Majority in liquidation amount of Securities may, by vote, on behalf of all Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 2.7     Event of Default; Notice
                          ------------------------
          (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all such Events of Default actually known to a Responsible Officer of the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

          (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice thereof, or a Responsible Officer of the Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge thereof.

          SECTION 2.8     Conflicting Interests
                          ---------------------
          The Declaration and the Indenture shall be deemed to be specifically described in this Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III
                         POWERS, DUTIES AND RIGHTS OF
                               GUARANTEE TRUSTEE

          SECTION 3.1     Powers and Duties of the Guarantee Trustee
                         ------------------------------------------
          (a) This Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

          (b) If an Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders.

          (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (d) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of such Events of Default that may have occurred:

               (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

               (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee;

          (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in
     liquidation amount of the             relating to the time, method and
     place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

          (iv) no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee or indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.


          SECTION 3.2     Certain Rights of the Guarantee Trustee
                          ---------------------------------------
          (a)  Subject to the provisions of Section 3.1:

          (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

           (ii) Any direction or act of the Guarantor contemplated by this Guarantee shall be sufficiently evidenced by a Direction or an Officers' Certificate.

          (iii) Whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

          (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or reregistration thereof).

          (v) The Guarantee Trustee may consult with competent legal counsel, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction.

          (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustees, agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.2 (a) (vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee.

          (vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (viii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

          (x) Whenever in the administration of this Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

          (b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

          SECTION 3.3  Not Responsible for Recitals or Issuance of Guarantee
                       -----------------------------------------------------
          The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee.

                                  ARTICLE IV
                               GUARANTEE TRUSTEE

          SECTION 4.1     Guarantee Trustee; Eligibility
                          ------------------------------
          (a)  There shall at all times be a Guarantee Trustee which shall:

          (i)  not be an Affiliate of the Guarantor; and

          (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 750 million U.S. dollars ($750,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1 (a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

          (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

          SECTION 4.2  Appointment, Removal and Resignation of Guarantee
                       Trustees
                       -------------------------------------------------
          (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

          (b)  The Guarantee Trustee shall not be removed in accordance with
Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

          (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

          (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

          (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

         (f) Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.

                                   ARTICLE V
                                   GUARANTEE

          SECTION 5.1  Guarantee
                       ---------
          The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

          SECTION 5.2  Waiver of Notice and Demand
                       ---------------------------
          The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          SECTION 5.3  Obligations Not Affected
                       ------------------------
          The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Repayment Price, Liquidation Distribution or any other sums payable under the terms of the Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Securities (other than an extension of time for payment of Distributions, Repayment Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e)  any invalidity of, or defect or deficiency in, the Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

          There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

          SECTION 5.4  Rights of Holders
                       -----------------
          (a) The Holders of a Majority in liquidation amount of the Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee.

          (b) If the Guarantee Trustee fails to enforce this Guarantee, any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder may directly institute a proceeding against the Guarantor for enforcement of the Guarantee for such payment. The Guarantor waives any right or remedy to require that any action on this Guarantee be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

          SECTION 5.5  Guarantee of Payment
                       --------------------
          This Guarantee creates a guarantee of payment and not of collection.

          SECTION 5.6 Subrogation
                       -----------
          The Guarantor shall be subrogated to all rights, if any, of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

          SECTION 5.7  Independent Obligations
                       -----------------------
          The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                  ARTICLE VI
                   LIMITATION OF TRANSACTIONS; SUBORDINATION

          SECTION 6.1  Limitation of Transactions
                       --------------------------
          So long as any Securities remain outstanding, if there shall have occurred an Event of Default or an Event of Default under the Declaration and written notice of such Event of Default has been given to the Guarantor, then
(a) the Guarantor shall not declare or pay dividends or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Guarantor in connection with the satisfaction by the Guarantor of its obligations under any employee or agent benefit plans or the satisfaction by the Guarantor of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Guarantor to purchase capital stock of the Guarantor, (ii) as a result of a reclassification of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (iii) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Guarantor (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or purchases of any rights outstanding under a shareholder rights plan ), (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor that rank junior to the Debentures (to the extent appropriate notice has been given to the holders thereof effectively blocking such payment or to the extent the failure to make any such payment is otherwise authorized under the agreements governing such debt), and (c) the Guarantor shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee) to the extent appropriate notice has been given to the beneficiaries thereof effectively blocking such payment or to the extent the failure to make any such payment is otherwise authorized under the agreements governing such guarantee payments.

          SECTION 6.2     Ranking
                          -------
          This Guarantee will constitute a senior unsecured obligation of the Guarantor and, at all times when an Event of Default has occurred and is continuing under the Declaration, will rank:

           (i) pari passu with all of the Guarantor's senior unsecured obligations except those made subordinate hereto by their terms; and

          (ii)  senior to the Guarantor's common stock.

          The rights of the holders of the Common Securities will be subordinated and junior in right of payment and shall not be paid until the prior payment in full of, all amounts due and owning to the holders of the Securities.

                                  ARTICLE VII
                                  TERMINATION

          SECTION 7.1     Termination
                          -----------
          This Guarantee shall terminate upon (i) full payment of the Repayment Price of all Securities, (ii) upon the distribution of the Debentures to all Holders or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Securities or under this Guarantee.

                                 ARTICLE VIII
                                INDEMNIFICATION

          SECTION 8.1  Exculpation
                       -----------
          (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

          SECTION 8.2  Indemnification
                       ---------------
          (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

          (b) To the fullest extent permitted by applicable law, reasonable out-of-pocket expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.2(a).

          (c) The provisions set forth in this Section 8.2 shall survive the termination of the Guarantee or the resignation or removal of the Guarantee Trustee.

                                  ARTICLE IX
                                 MISCELLANEOUS

          SECTION 9.1  Successors and Assigns
                       ----------------------
          All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Securities then outstanding.

          SECTION 9.2  Amendments
                       ----------
          Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all the outstanding Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders apply to the giving of such approval.

          SECTION 9.3  Notices
                       -------
          All notices provided for in this Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

          (a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders of the Securities):

               "                                          "

               Attention:  Corporate Trust
                         Administration

          (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders):

               Ingersoll-Rand Company
               200 Chestnut Ridge Road
               Woodcliff Lake, New Jersey 07675

          (c) If given to any Holder, at the address set forth on the books and records of the Issuer.

          All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

          SECTION 9.4  Benefit
                       -------
          This Guarantee is solely for the benefit of the Holders and, subject to Section 3.1(a), is not separately transferable from the Securities.

          SECTION 9.5  Governing Law.
                       -------------
          THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          THIS GUARANTEE is executed as of the day and year first above written.

                               INGERSOLL-RAND COMPANY
                               as Guarantor


                               By:___________________________________________
                                  Name:
                                  Title:



                               By:___________________________________________
                                  Name:
                                  Title:


                               THE FIRST NATIONAL BANK OF CHICAGO
                               as  Guarantee Trustee

                               By:___________________________________________
                                  Name:
                                  Title: